UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition

On January 13, 2026, the Board of Directors (the “Board”) of Armstrong World Industries, Inc. (the “Company”) approved the following changes, each of which will take place effective as of April 1, 2026:

• Victor D. Grizzle will transition from his position as the Company’s President and Chief Executive Officer and will become Executive Chair of the Board;

• Mark A. Hershey, currently the Company’s Senior Vice President and Chief Operating Officer, will succeed Mr. Grizzle as President and Chief Executive Officer and will become a director of the Board; and

• Roy W. Templin, the Company’s current Chair of the Board, will become lead independent director.

With the addition of Mr. Hershey, the Board expands to nine members. Mr. Hershey’s initial term expires at the Annual Shareholders’ Meeting scheduled for June 11, 2026 (the “Annual Shareholders’ Meeting”).

Subject to his reelection as a director at the Annual Shareholders’ Meeting, Mr. Grizzle is expected to continue to serve as Executive Chair of the Board until December 31, 2026, at which time he is expected to resign as a director. Subject to his reelection as a director at the Annual Shareholders’ Meeting, Mr. Templin is expected to continue to serve as lead independent director until December 31, 2026, and to be reappointed Chair of the Board effective January 1, 2027.

Mr. Hershey has served as our Senior Vice President & Chief Operating Officer since April 2025 and previously served as our Senior Vice President, Americas from January 2022 to March 2025; Senior Vice President, General Counsel and Business Development from January 2020 to January 2022; Senior Vice President, General Counsel from July 2011 to January 2022; and Chief Compliance Officer from February 2012 to January 2022.

There are no arrangements or understandings between Mr. Hershey, Mr. Grizzle, or Mr. Templin and any other persons pursuant to which each was appointed as an officer or director of the Company (other than arrangements or understandings with directors or officers of the Company acting solely in their capacities as such). There are also no family relationships between Mr. Hershey, Mr. Grizzle, or Mr. Templin and any director or executive officer of the Company, and none is party to or has any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Changes to Compensatory Arrangements

In connection with these leadership changes, the Board also approved certain changes to Mr. Hershey’s and Mr. Grizzle’s respective compensation, to be effective as of April 1, 2026.

With respect to Mr. Hershey’s elevation, the Board approved the following actions:

• An increase in Mr. Hershey’s annual salary to $850,000;

• An increase in Mr. Hershey’s target award under the Company’s Annual Incentive Plan to 105% of his base salary; and

• An increase in Mr. Hershey’s target award under the Company’s Equity and Cash Incentive Plan to 388% of his base salary.

With respect to Mr. Grizzle’s transition to Executive Chair, the Board approved the following actions:

• A decrease in Mr. Grizzle’s annual salary to $700,000;

• A decrease in Mr. Grizzle’s target award under the Company’s Annual Incentive Plan to 100% of his base salary; and

• A decrease in Mr. Grizzle’s target award under the Company’s Equity and Cash Incentive Plan to 386% of his base salary.

As non-independent members of the Board, neither Mr. Hershey nor Mr. Grizzle will receive compensation as directors.

Item 8.01. Other Events.

On January 14, 2026, the Company issued a press release announcing the matters described in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No. 99.1 No. 104	Press Release of Armstrong World Industries, Inc. dated January 14, 2026 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Safe Harbor Statement

Statements contained in this Current Report on Form 8-K and the exhibit hereto that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The forward-looking statements in this Current Report on Form 8-K and the exhibit hereto include expectations with respect to executive transition dates and compensation, among other items. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the Company’s control. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Austin K. So
Austin K. So
SVP General Counsel, Head of Government Relations & Chief Sustainability Officer

Date: January 14, 2026